SUBADVISORY AGREEMENT
BETWEEN
EURO PACIFIC ASSET MANAGEMENT, LLC AND
NEW SHERIDAN ADVISORS, INC.

Appendix A

Series of the Trust:

EP Asia Small Companies Fund
EP China Fund
EP Latin America Fund